SEC Form 4 and Form 5 - Confirmation of Authority to Sign and File

Pursuant to Instruction 7 to SEC "Form 4--Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being an officer and/or director of Babson Capital Management LLC, the investment advisor to MassMutual Corporate Investors and MassMutual Participation Investors (each, a "Trust"), hereby appoint and designate (i) Rosemary Baker and (ii) John Mulkern, each of them singly, my true and lawful power of attorney with full power to (a) sign for me and file with the Securities and Exchange Commission, the New York Stock Exchange and the Trust said SEC Forms 4 and/or 5 with respect to shares of the Trust purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Trust required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.



Signature and Date:                 S/Efrem Marder   February 23, 2005
                           -----------------------------------------------------

Name:    Efrem Marder
Title: Managing Director of Babson Capital Management LLC and Officer of the Advisor of MassMutual Corporate Investors and MassMutual Participation Investors